UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Affordable Residential Communities Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	84-1477939
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

600 Grant Street, Suite 900 Denver, Colorado 80203	80203
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [x]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-109816

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value	New York Stock Exchange
Series A Cumulative Redeemable Preferred Stock, $0.01 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None	None
(Title of Class)	(Name of Exchange)

Item 1.    Description of Registrant's Securities to be Registered

A description of the Common Stock and the Series A Cumulative Redeemable Preferred Stock to be registered hereunder is contained in the section entitled "Description of Stock" in the Registrant's Registration Statement on Form S-11, as amended (File No. 333-109816), originally filed on October 10, 2003 under the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 2.    Exhibits

Exhibit No.
3.1	Form of Articles of Amendment and Restatement of the Registrant (incorporated by reference to the Exhibit 3.1 to Registrant's Registration Statement on Form S-11 (No. 333-109816)).
3.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to the Exhibit 3.2 to Registrant's Registration Statement on Form S-11 (No. 333-109816)).
3.3	Form of Articles Supplementary of the Registrant Designating a Series of Preferred Stock
(incorporated by reference to the Exhibit 3.3 to Registrant's Registration Statement on
Form S-11 (No. 333-109816)).
4.1	Form of Certificate of Common Stock of the Registrant (incorporated by reference to the Exhibit 4.2 to Registrant's Registration Statement on Form S-11 (No. 333-109816)).
4.2	Form of Certificate of Series A Cumulative Redeemable Preferred Stock of the Registrant
(incorporated by reference to the Exhibit 4.3 to Registrant's Registration Statement on
Form S-11 (No. 333-109816)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 9, 2004

AFFORDABLE RESIDENTIAL COMMUNITIES INC.
By: /s/ John G. Sprengle Name: John G. Sprengle Title: Executive Vice President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.
3.1	Form of Articles of Amendment and Restatement of the Registrant (incorporated by reference to the Exhibit 3.1 to Registrant's Registration Statement on Form S-11 (No. 333-109816)).

3.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to the Exhibit 3.2 to Registrant's Registration Statement on Form S-11 (No. 333-109816)).

3.3	Form of Articles Supplementary of the Registrant Designating a Series of Preferred Stock (incorporated by reference to the Exhibit 3.3 to Registrant's Registration Statement on Form S-11 (No. 333-109816)).

4.1	Form of Certificate of Common Stock of the Registrant (incorporated by reference to the Exhibit 4.2 to Registrant's Registration Statement on Form S-11 (No. 333-109816)).

4.2	Form of Certificate of Series A Cumulative Redeemable Preferred Stock of the Registrant (incorporated by reference to the Exhibit 4.3 to Registrant's Registration Statement on Form S-11 (No. 333-109816)).